EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Savos Investments Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Savos Investments Trust for the year ended September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Savos Investments Trust for the stated period.

/s/ Carrie E. Hansen		/s/ Patrick R. Young
Carrie E. Hansen Principal Executive Officer/President		Patrick R. Young Principal Financial Officer/Treasurer

Dated:	11/28/2016	Dated:	11/28/2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Savos Investments Trust for purposes of Section 18 of the Securities Exchange Act of 1934.